UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 27, 2011

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on April 29, 2011 (the “Original 8-K”) by Penns Woods Bancorp, Inc. (the “Company”) solely for the purpose of disclosing the determination of the Company’s board of directors (the “Board of Directors”) with respect to the frequency of shareholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07               Submission of Matters to a Vote of Security Holders.

(d)           Consistent with both the Board of Director’s recommendation as set forth in Proposal 4 of the Company’s definitive proxy statement for the Company’s annual meeting of shareholders held on April 27, 2011 and the voting results with respect to Proposal 4 as disclosed in the Original 8-K, the Board of Directors has determined that an advisory vote on the approval of the compensation of the Named Executive Officers will be included in the Company’s proxy materials once every two years until the next required vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: February 17, 2012

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer